UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 6, 2010

MOLECULAR INSIGHT

PHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in Charter)

Massachusetts	001-33284	04-0562086
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

160 Second Street, Cambridge, Massachusetts 02142

(Address of Principal Executive Offices, Including Zip Code)

(617) 492-5554

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On October 6, 2010, Molecular Insight Pharmaceuticals, Inc. (the “Company”) received a letter from The NASDAQ Stock Market (“NASDAQ”) notifying that for the 30 consecutive business days preceding the date of the letter, the Company’s listed securities failed to maintain a minimum bid price of $1.00 per share, consequently, a deficiency exists with regard to this minimum bid price requirement pursuant to NASDAQ Listing Rule 5450(a)(1) for continued listing on the NASDAQ Global Market (the “Minimum Bid Price Rule”). NASDAQ further stated that in accordance with NASDAQ Listing Rule 5810(c)(3)(A), the Company has a grace period of 180 calendar days, or until April 4, 2011, to regain compliance with the Minimum Bid Price Rule. NASDAQ will deem the Company to have regained compliance if at any time during this grace period the bid price of the Company’s security closes at $1.00 per share or more for a minimum of ten consecutive business days.

On October 7, 2010, the Company received a letter from NASDAQ notifying that for the prior 30 consecutive business days, the Company’s publicly held securities failed to maintain a minimum market value of $15,000,000, consequently, a deficiency exists with regard to this requirement for continued listing pursuant to NASDAQ Listing Rule 5450(b)(2)(C) (the “MVPHS Rule”). NASDAQ further stated that in accordance with NASDAQ Listing Rule 5810(c)(3)(D), the Company has a grace period of 180 calendar days, or until April 5, 2011, to regain compliance with the MVPHS Rule. NASDAQ will deem the Company to have regained compliance if at any time during this grace period the market value of the Company’s publicly held securities closes at $15,000,000 or more for a minimum of ten consecutive business days.

These notifications do not impact the listing and trading of the Company’s common stock at this time.

As previously disclosed, on June 24, 2010, the Company received a letter from NASDAQ notifying the Company’s failure to meet the minimum $50 million Market Value of Listed Securities Rule (“MVLS Rule”) for continued listing and the Company has a grace period of 180 calendar days, or until December 21, 2010, to regain compliance with the MVLS Rule. NASDAQ will deem the Company to have regained compliance with the MVLS Rule if at any time prior to December 21, 2010 the Company’s market value of listing securities closes at $50,000,000 or more for a minimum of ten consecutive business days.

The Company intends to actively monitor its bid price and market value of both publicly held securities and listed securities during the grace periods and will consider available options to resolve the deficiency and regain compliance with the continued listing rules. If the Company cannot regain compliance with these rules, the Company’s securities will be subject to delisting.

Item 7.01.	Regulation FD Disclosure.

On October 8, 2010, the Company issued a press release announcing that it received the above-mentioned letters from NASDAQ. A copy of this press release is furnished with this Current Report on Form 8-K and attached hereto as Exhibit 99.1.

Exhibits 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that Section and shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits. The following exhibit is furnished pursuant to Item 7.01:

     99.1   Press Release of Molecular Insight Pharmaceuticals, Inc., dated October 8, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized, on the 8th day of October, 2010.

MOLECULAR INSIGHT PHARMACEUTICALS, INC.

By:	/S/ CHARLES H. ABDALIAN, JR.
Name:	Charles H. Abdalian, Jr.
Title:	Chief Financial Officer

Exhibit Index to Current Report on Form 8-K

Exhibit Number	Exhibit Description

99.1	Press Release of Molecular Insight Pharmaceuticals, Inc., dated October 8, 2010.